AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 1998.
                             SUBJECT TO AMENDMENT.   REGISTRATION NOS. 333-
                                                                    333-     -01
                                                                    333-     -02
                                                                    333-     -03
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

              ALABAMA POWER COMPANY                           ALABAMA                            63-0004250
         ALABAMA POWER CAPITAL TRUST III                      DELAWARE                           51-6507053
         ALABAMA POWER CAPITAL TRUST IV                       DELAWARE                           51-6507054
          ALABAMA POWER CAPITAL TRUST V                       DELAWARE                           63-6205832
  (Exact name of registrant as specified in its   (State or other jurisdiction of     (I.R.S. Employer Identification
                    charter)                       incorporation or organization)                   No.)

                             600 NORTH 18TH STREET
                           BIRMINGHAM, ALABAMA 35291
                                 (205) 257-1000
(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)
                             ---------------------

                                 ART P. BEATTIE
                   VICE PRESIDENT, SECRETARY AND COMPTROLLER
                             ALABAMA POWER COMPANY
                             600 NORTH 18TH STREET
                           BIRMINGHAM, ALABAMA 35291
                                 (205) 257-2505
 (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)
                             ---------------------
  THE COMMISSION IS REQUESTED TO MAIL SIGNED COPIES OF ALL ORDERS, NOTICES AND
                               COMMUNICATIONS TO:

     W . L . WESTBROOK                 WALTER M. BEALE, JR., ESQ.                  JOHN D. MCLANAHAN, ESQ.
 FINANCIAL VICE PRESIDENT                 BALCH & BINGHAM LLP                       TROUTMAN SANDERS LLP
   THE SOUTHERN COMPANY                 1901 SIXTH AVENUE NORTH                   600 PEACHTREE STREET, N.E.
270 PEACHTREE STREET, N.W.                    SUITE 2600                                 SUITE 5200
  ATLANTA, GEORGIA 30303                BIRMINGHAM, ALABAMA 35203                ATLANTA, GEORGIA 30308-2216




                             ---------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                      TITLE OF                              AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
              EACH CLASS OF SECURITIES                      TO BE            OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
                  TO BE REGISTERED                      REGISTERED(1)       PER UNIT(1)(2)(3)     PRICE(1)(2)(3)        FEE(1)
---------------------------------------------------------------------------------------------------------------------------------
Alabama Power Company Class A Preferred Stock........
---------------------------------------------------------------------------------------------------------------------------------
Alabama Power Company First Mortgage Bonds...........
---------------------------------------------------------------------------------------------------------------------------------
Alabama Power Capital Trust III Preferred
Securities...........................................
---------------------------------------------------------------------------------------------------------------------------------
Alabama Power Capital Trust IV Preferred
Securities...........................................
---------------------------------------------------------------------------------------------------------------------------------
Alabama Power Capital Trust V Preferred Securities...
---------------------------------------------------------------------------------------------------------------------------------
Alabama Power Company Senior Notes...................
---------------------------------------------------------------------------------------------------------------------------------
Alabama Power Company Junior Subordinated Notes......
---------------------------------------------------------------------------------------------------------------------------------
Alabama Power Company Guarantees with respect to
Preferred Securities of Alabama Power Capital Trust
III, Alabama Power Capital Trust IV and Alabama Power
Capital Trust V(4)(5)................................
---------------------------------------------------------------------------------------------------------------------------------
Total................................................   $1,392,000,000(6)         100%            $1,392,000,000       $386,976(7)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) There are being registered hereunder such presently indeterminate number of Preferred Securities of Alabama Power Capital Trust III, Alabama Power Capital Trust IV and Alabama Power Capital Trust V, such presently indeterminate number of Class A Preferred Stock and such presently indeterminate principal amount of First Mortgage Bonds, Senior Notes and Junior Subordinated Notes of Alabama Power Company with an aggregate initial offering price not to exceed $1,392,000,000. Junior Subordinated Notes also may be issued to Alabama Power Capital Trust III, Alabama Power Capital Trust IV or Alabama Power Capital Trust V and later distributed upon dissolution and distribution of the assets thereof, which would include such Junior Subordinated Notes for which no separate consideration will be received. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Exclusive of accrued interest and distributions, if any.
(4) No separate consideration will be received for the Alabama Power Company Guarantees. Pursuant to Rule 457(n) no separate fee is payable in respect of the Alabama Power Company Guarantees.
(5) Includes the obligations of Alabama Power Company under the respective Trust Agreements, the Subordinated Note Indenture, the related series of Junior Subordinated Notes, the respective Guarantees and the respective Agreements as to Expenses and Liabilities, which include the Company's covenant to pay any indebtedness, expenses or liabilities of the Trusts (other than obligations pursuant to the terms of the Preferred Securities or other similar interests), all as described in this registration statement.
(6) Includes $242,000,000 of unsold First Mortgage Bonds or Class A Preferred Stock previously registered under Registration Statement No. 33-61845.
(7) Pursuant to Rule 429 under the Securities Act of 1933, the registration fee consists of $319,700 paid herewith and $67,276 which has been previously paid. See Note (6).
                             ---------------------
   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
   THE WITHIN PROSPECTUS CONTAINS THE INFORMATION REQUIRED BY RULE 429 OF THE COMMISSION UNDER THE SECURITIES ACT OF 1933 WITH RESPECT TO THE $242,000,000 OF FIRST MORTGAGE BONDS AND CLASS A PREFERRED STOCK REMAINING UNSOLD UNDER REGISTRATION STATEMENT NO. 33-61845.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THIS INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION DATED NOVEMBER 17, 1998

PROSPECTUS

                             ALABAMA POWER COMPANY
                              FIRST MORTGAGE BONDS
                            CLASS A PREFERRED STOCK
                       CUMULATIVE, PAR VALUE $1 PER SHARE

                                  SENIOR NOTES
                           JUNIOR SUBORDINATED NOTES

                        ALABAMA POWER CAPITAL TRUST III
                         ALABAMA POWER CAPITAL TRUST IV
                         ALABAMA POWER CAPITAL TRUST V
                           TRUST PREFERRED SECURITIES
         FULLY AND UNCONDITIONALLY GUARANTEED, AS SET FORTH HEREIN, BY
                             ALABAMA POWER COMPANY
                      A SUBSIDIARY OF THE SOUTHERN COMPANY

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 This Prospectus is dated                , 1998

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the "Commission") using a "shelf" registration process under the Securities Act of 1933, as amended (the "1933 Act"). Under the shelf process, Alabama Power Company (the "Company") may sell, in one or more transactions,

     - first mortgage bonds (the "new Bonds")

     - class A preferred stock (the "new Stock")

     - senior notes (the "Senior Notes")

     - junior subordinated notes (the "Junior Subordinated Notes")

and Alabama Power Capital Trust III, Alabama Power Capital Trust IV and Alabama Power Capital Trust V (individually, a "Trust" and collectively, the "Trusts") may sell,

     - trust preferred securities (the "Preferred Securities")

in one or more offerings up to a total dollar amount of $1,392,000,000. This prospectus provides a general description of those securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering ("Prospectus Supplement"). The Prospectus Supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with additional information under the heading "Available Information."

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants including the Company that file electronically at http://www.sec.gov. In addition, reports and other material concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which Exchange certain of the Company's securities are listed.

     No separate financial statements of any Trust are included herein. The Company considers that such statements would not be material to holders of the Preferred Securities because each Trust has no independent operations and exists for the sole purpose of investing the proceeds of the sale of its Trust Securities in Junior Subordinated Notes (each as herein defined).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed with the Commission pursuant to the 1934 Act and are incorporated herein by reference and made a part of this
Prospectus:

        (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

        (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

        (c) the Company's Current Reports on Form 8-K dated February 11, 1998, February 20, 1998, April 17, 1998, August 5, 1998, August 10, 1998,
            August 11, 1998, September 8, 1998, September 16, 1998, October 7, 1998, October 28, 1998 and November 12, 1998.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). SUCH REQUESTS SHOULD BE DIRECTED TO WILLIAM B. HUTCHINS, III, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER, ALABAMA POWER COMPANY, 600 NORTH 18TH STREET, BIRMINGHAM, ALABAMA 35291, TELEPHONE: (205) 257-2905.

                              SELECTED INFORMATION

     The following material, which is presented herein solely to furnish limited introductory information regarding the Company, has been selected from, or is based upon, the detailed information and financial statements appearing in the documents incorporated herein by reference or elsewhere in this Prospectus, is qualified in its entirety by reference thereto and, therefore, should be read together therewith.

                             ALABAMA POWER COMPANY

Business.........................    Generation, transmission, distribution and
                                       sale of electric energy

Service Area.....................    Approximately 44,500 square miles
                                       comprising most of the State of Alabama

Service Area Population (1990
Census)..........................    Approximately 3,224,000

Customers at December 31, 1997...    1,275,327

Generating Capacity at December
31, 1997 (kilowatts).............    10,641,263

Sources of Generation during 1997
  (kilowatt-hours)...............    Coal (72%), Nuclear (19%), Hydro (8%), Oil
                                       and Gas (1%)

Sources of Generation Estimated
for 1998 (kilowatt-hours)........    Coal (74%), Nuclear (18%), Hydro (7%), Oil
                                       and Gas (1%)

                             ALABAMA POWER COMPANY

     The Company is a corporation organized under the laws of the State of Alabama on November 10, 1927, by the consolidation of the predecessor Alabama Power Company, Gulf Electric Company and Houston Power Company. The predecessor Alabama Power Company had a continuous existence since its incorporation in 1906. The principal executive offices of the Company are located at 600 North 18th Street, Birmingham, Alabama 35291, and the telephone number is (205) 257-1000.

     The Company is a wholly owned subsidiary of The Southern Company, a holding company registered under the Public Utility Holding Company Act of 1935. The Company is engaged, within the State of Alabama, in the generation and purchase of electricity and the distribution and sale of such electricity at retail in over 1,000 communities (including Anniston, Birmingham, Gadsden, Mobile, Montgomery and Tuscaloosa), and at wholesale to 15 municipally owned electric distribution systems, 11 of which are served indirectly through sales to the Alabama Municipal Electric Authority, and two rural distributing cooperative associations. The Company also supplies steam service in downtown Birmingham. The Company owns coal reserves near its Gorgas Steam Electric Generating Plant and uses the output of coal from the reserves in its generating plants. It also sells, and cooperates with dealers in promoting the sale of, electric appliances.

     The Company and one of its affiliates, Georgia Power Company ("GEORGIA"), each own 50% of the common stock of Southern Electric Generating Company ("SEGCO"). SEGCO owns generating units with an aggregate capacity of 1,019,680 kilowatts at the Ernest C. Gaston Steam Plant ("Plant Gaston") on the Coosa River near Wilsonville, Alabama. The Company and GEORGIA are each entitled to one-half of the capacity and energy of these units. The Company acts as SEGCO's agent in the operation of SEGCO's units and furnishes coal to SEGCO as fuel for its units. SEGCO also owns three 230,000 volt transmission lines extending from Plant Gaston to the Georgia state line.

                                   THE TRUSTS

     Each Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on November 27, 1996, with respect to Alabama Power Capital Trust III and Alabama Power Capital Trust IV, and November 18, 1997, with respect to Alabama Power Capital Trust V. Each Trust's business is defined in a trust agreement, executed by the Company, as Depositor, and the Delaware Trustee thereunder. This trust agreement of each Trust will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part (the "Trust Agreement"). Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The Company will own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"). The Trust Securities represent undivided beneficial interests in the assets of the respective Trusts. Each Trust exists for the exclusive purposes of (i) issuing its Trust Securities representing undivided beneficial interests in the assets of such Trust, (ii) investing the gross proceeds of its Trust Securities in a related series of Junior Subordinated Notes, and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. The payment of periodic cash distributions on the Preferred Securities of each Trust and payments on liquidation and redemption with respect to the Preferred Securities of each Trust, in each case to the extent each Trust has funds legally and immediately available therefor, will be guaranteed by the Company (individually, a "Guarantee" and collectively, the "Guarantees"). See "Description of Guarantees."

     Each Trust's business and affairs will be conducted by its trustees, which shall be appointed by the Company as the holder of the Common Securities: two employees of the Company as Administrative Trustees; The Chase Manhattan Bank as Property Trustee; and Chase Manhattan Bank Delaware as Delaware Trustee. The Property Trustee of each Trust will act as the indenture trustee with respect to such Trust for purposes of compliance with the provisions of the 1939 Act.

     The principal place of business of each Trust shall be c/o the Company, 600 North 18th Street, Birmingham, Alabama 35291, telephone (205) 257-2905, Attn:
Treasurer.

     Reference is made to the Prospectus Supplement relating to the Preferred Securities of each Trust for further information concerning such Trust.

                         ACCOUNTING TREATMENT OF TRUSTS

     For financial reporting purposes, the Trusts will be treated as subsidiaries of the Company and, accordingly, the accounts of the Trusts will be included in the consolidated financial statements of the Company. The Preferred Securities will be presented as a separate line item in the consolidated balance sheet of the Company, and appropriate disclosures concerning the Preferred Securities, the Guarantees and the Junior Subordinated Notes will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record distributions payable on the Preferred Securities as an expense.

                                 CERTAIN RATIOS

     The following table sets forth the Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges Plus Preferred Dividend Requirements (Pre-Income Tax Basis) for the periods indicated.

                                                                                            TWELVE
                                                                                            MONTHS
                                                          YEAR ENDED DECEMBER 31,            ENDED
                                                      --------------------------------   SEPTEMBER 30,
                                                      1993   1994   1995   1996   1997       1998
                                                      ----   ----   ----   ----   ----   -------------
Ratio of Earnings to Fixed Charges(1)...............  3.45   3.75   3.45   3.57   3.31            2.99
Ratio of Earnings to Fixed Charges Plus
  Preferred Dividend Requirements
  (Pre-Income Tax Basis)(2).........................  2.90   3.16   2.96   3.05   3.06            2.85

---------------

(1) This ratio is computed as follows: (i) "Earnings" have been calculated by adding to "Income Before Interest Charges" all income taxes deducted therefrom and the debt portion of allowance for funds used during construction; and (ii) "Fixed Charges" consist of "Net Interest Charges" plus the debt portion of allowance for funds used during construction.
(2) In computing this ratio, "Preferred Dividend Requirements" represent the before-tax earnings necessary to pay such dividends, computed at the effective tax rates for the applicable periods.

                                USE OF PROCEEDS

     Each Trust will invest the proceeds received from the sale of its Preferred Securities in Junior Subordinated Notes. Except as may be otherwise described in an applicable Prospectus Supplement, the net proceeds received by the Company from such investment and any proceeds received from the sale of its new Bonds, new Stock, Senior Notes or other sales of its Junior Subordinated Notes will be used in connection with its ongoing construction program, to pay scheduled maturities and/or refundings of its securities, to repay short-term indebtedness to the extent outstanding and for other general corporate purposes.

                          DESCRIPTION OF THE NEW BONDS

     Set forth below is a description of the general terms of the Company's new Bonds. The following description does not purport to be complete and is subject to, and is qualified by reference to, the Indenture, dated as of January 1, 1942, between the Company and The Chase Manhattan Bank, as trustee (the "First Mortgage Bond Trustee"), as to be supplemented by a supplemental indenture (the "Supplemental Indenture") thereto establishing the new Bonds of each series (the Indenture, as so supplemented, is hereinafter referred to as the "First Mortgage Bond Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of such new Bonds will include those stated in the First Mortgage Bond Indenture and those made a part of the First Mortgage Bond Indenture by reference to the 1939 Act. Certain capitalized terms used herein are defined in the First Mortgage Bond Indenture.

     The new Bonds will mature on the date shown in their title as set forth in the Prospectus Supplement.

     The new Bonds in definitive form will be issued only as registered bonds without coupons in denominations of $1,000 or authorized multiples thereof or in such other denominations as set forth in the Prospectus Supplement. New Bonds will be exchangeable for a like aggregate principal amount of new Bonds of other authorized denominations, and are transferable, at the principal corporate trust office of the First Mortgage Bond Trustee in New York City, or at such other office or agency of the Company as the Company may from time to time designate, without payment of any charge other than for any tax or taxes or other governmental charge.

     Any proposed listing of the new Bonds on a securities exchange will be described in the Prospectus Supplement.

     Except as otherwise may be indicated in the Prospectus Supplement, there are no provisions of the First Mortgage Bond Indenture which are specifically intended to afford holders of the new Bonds protection in the event of a highly leveraged transaction involving the Company.

     Interest Rate Provisions: The Prospectus Supplement will set forth the interest rate provisions of the new Bonds, including payment dates, the record dates and the rate or rates, or the method of determining the rate or rates (which may involve periodic interest rate settings through remarketing or auction procedures or pursuant to one or more formulae, as described in the Prospectus Supplement).

     Redemption Provisions: The redemption provisions applicable to the new Bonds will be described in the Prospectus Supplement.

     Priority and Security: The new Bonds will rank equally as to security with the bonds of other series presently outstanding under the First Mortgage Bond Indenture, which is a direct first lien on substantially all of the Company's fixed property and franchises, used or useful in its public utility business, subject only to excepted encumbrances, as defined in the First Mortgage Bond Indenture (Section 1.02).

     The First Mortgage Bond Indenture permits, within certain limitations specified in Section 7.05, the acquisition of property subject to prior liens. Under certain conditions specified in Section 7.14, additional indebtedness secured by such prior liens may be issued to the extent of 60% of the cost to the Company or the fair value at date of acquisition, whichever is less, of the net property additions made by the Company to the property subject to such prior lien.

     Improvement Fund Requirement: Pursuant to the Supplemental Indenture and similar provisions of the supplemental indentures creating other series of bonds currently outstanding under the First Mortgage Bond Indenture (other than eight series of bonds aggregating $315,250,000 in principal amount issued and outstanding as of September 30, 1998 as collateral security for certain obligations), the annual improvement fund requirement applicable to the new Bonds and the bonds of each such other series, which must be satisfied on or before June 1 in each year, is equal to 1% of the principal amount of bonds authenticated of each such series prior to January 1 of that year (less bonds of such series retired directly or indirectly as a result of the release of property). The improvement fund requirements may be satisfied in cash or in principal amount of bonds authenticated under the First Mortgage Bond Indenture or to the extent of 60% of the cost or fair value, whichever is less, of unfunded net property additions. Any cash so deposited is to be used by the First Mortgage Bond Trustee for the redemption at their then special redemption prices or other retirement of bonds of such series as may be designated by the Company (subject to such limitation, if any, as to the new Bonds as set forth in the Prospectus Supplement and except as to limitations which have been or may be established in the supplemental indentures creating other series of bonds) or may be withdrawn by the Company against the deposit of bonds or to the extent of 60% of unfunded net property additions.

     Replacement Requirement: By Section 4 of the Supplemental Indenture dated as of October 1, 1981, the Company is required to certify to the First Mortgage Bond Trustee unfunded net property additions or to deposit with the First Mortgage Bond Trustee cash or bonds in an amount equal to the amount by which annual expenditures for renewals and replacements are less than 2.25% of the average annual amount of depreciable mortgaged property or such revised percentage as shall be authorized or approved by the Commission, or any successor commission, under the Public Utility Holding Company Act of 1935, as amended. Any available replacement credit may be carried forward and deposited cash or bonds may be withdrawn, used or applied in accordance with the provisions of said section.

     Any limitation on the right of the Company to redeem new Bonds through the operation of the replacement provisions of the First Mortgage Bond Indenture will be described in the Prospectus Supplement.

     The First Mortgage Bond Indenture (Section 7.16) provides for an examination of the mortgaged property by an independent engineer at least once every five years. The Company covenants to make good any maintenance deficiency shown by the certificate of such engineer and to record retirements as called for thereby.

     Issuance of Additional Bonds: Additional bonds may be issued under the First Mortgage Bond Indenture (a) under Article IV to the extent of 60% of the cost or fair value at date of acquisition, whichever is less, of unfunded net property additions, as defined in the First Mortgage Bond Indenture (Sections
1.08 through 1.11, as amended), or (b) under Article V against the retirement of other bonds theretofore outstanding under the First Mortgage Bond Indenture, or
(c) under Article VI against the deposit of cash equal to the principal amount of bonds to be issued. Such additional bonds, however, may be issued, except in certain cases when issued under Article V, only if, for a period of twelve consecutive calendar months within the fifteen preceding calendar months, the net earnings of the Company, as defined in the First Mortgage Bond Indenture (Section 1.03, as amended), shall have been at least twice the interest requirements for one year on all bonds outstanding, including the additional bonds applied for and all outstanding prior lien bonds and other indebtedness of the character described in the First Mortgage Bond Indenture. Such net earnings are computed, in effect, after making certain deductions including (i) all operating expenses other than income and excess profits taxes and (ii) the amount, if any, by which the aggregate charges to expense or income to provide for depreciation are less than 2.25% of the average amount of depreciable mortgaged property. Under this provision, no amount is included in interest requirements on account of $99,400,000 principal amount of first mortgage bonds (out of a total of $315,250,000 principal amount) issued and outstanding as of September 30, 1998, as collateral for certain obligations for which such bonds are pledged as security. No interest is payable on any such bonds unless and until default occurs on such obligations.

     Cash deposited as the basis for the issuance of bonds may be applied to the retirement of bonds or be withdrawn against the deposit of bonds or be withdrawn to the extent of 60% of the cost or fair value, whichever is less, of unfunded net property additions (Article VI).

     Release and Substitution of Property: The First Mortgage Bond Indenture (Article X) provides that, subject to various limitations, property may be released from the lien thereof when sold or exchanged, upon the basis of cash deposited with the First Mortgage Bond Trustee, bonds or purchase money obligations delivered to the First Mortgage Bond Trustee, prior lien bonds delivered to the First Mortgage Bond Trustee or reduced or assumed, property additions acquired in exchange for the property released, or unfunded net property additions certified to the First Mortgage Bond Trustee.

     The First Mortgage Bond Indenture (Section 10.05) permits the cash proceeds of released property and other funds to be withdrawn either upon a showing that unfunded net property additions exist or against the deposit of bonds and also permits such proceeds and other funds to be applied to the retirement of bonds.

     Restrictions on Common Stock Dividends: There are various restrictions on Common Stock dividends in the First Mortgage Bond Indenture (which are to remain in effect so long as certain series of bonds are outstanding). Any restrictions on dividends and distributions on Common Stock in the Supplemental Indenture will be set forth in the Prospectus Supplement.

     Amendments to the First Mortgage Bond Indenture: By Section 6(g) of the Supplemental Indenture dated as of October 1, 1981, the First Mortgage Bond Indenture may be modified with the consent of the holders of not less than a majority in principal amount of the bonds at the time outstanding which would be affected by the action proposed to be taken. However, the bondholders shall have no power (i) to extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, without the express consent of the holder of each bond which would be so affected, or (ii) to reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such modification, without the consent of the holders of all bonds outstanding, or (iii) to permit the creation by the Company of any mortgage or pledge or lien in the nature thereof, not otherwise permitted under the First Mortgage Bond Indenture, ranking prior to or equal with the lien of the First Mortgage Bond Indenture on any of the mortgaged and pledged property, or (iv) to deprive the holder of any bond outstanding under the First Mortgage Bond Indenture of the lien thereof on any of the mortgaged and pledged property. The First Mortgage Bond Trustee shall not be obligated to enter into a supplemental indenture which would affect its own rights, duties or immunities under the First Mortgage Bond Indenture or otherwise.

     Regarding the First Mortgage Bond Trustee: The Chase Manhattan Bank, New York, New York is First Mortgage Bond Trustee under the First Mortgage Bond Indenture. Such bank is a depositary of the Company. The Company and its affiliates borrow from such bank from time to time.

     Enforcement Provisions: The First Mortgage Bond Indenture (Section 11.05) provides that, upon the occurrence of certain events of default, the First Mortgage Bond Trustee or the holders of not less than 20% in principal amount of outstanding bonds may declare the principal of all outstanding bonds immediately due and payable, but that, upon the curing of any such default, the holders of a majority in principal amount of outstanding bonds may waive such default and its consequences.

     The holders of a majority in principal amount of outstanding bonds may direct the time, method and place of conducting any proceeding for the enforcement of the First Mortgage Bond Indenture (Sections 11.12 and 11.01). No holder of any bond has any right to institute any proceedings to enforce the First Mortgage Bond Indenture or any remedy thereunder, unless such holder shall previously have given to the First Mortgage Bond Trustee written notice of a default, and unless such holder or holders shall have tendered to the First Mortgage Bond Trustee indemnity against costs, expenses and liabilities, and unless the holders of not less than 20% in principal amount of outstanding bonds shall have tendered such indemnity and requested the First Mortgage Bond Trustee to take action and the First Mortgage Bond Trustee shall have failed to take action within 60 days (Section 11.14).

     Defaults: By Section 11.01 of the First Mortgage Bond Indenture, the following events are defined as "defaults": failure to pay principal; failure for 60 days to pay interest; failure for 90 days to pay any sinking or other purchase fund installment; certain events in bankruptcy, insolvency or reorganization; and failure for 90 days after notice to perform other covenants. By Section 9.03 of the First Mortgage Bond Indenture, a failure by the Company to deposit or direct the application of money for the redemption of bonds called for redemption also constitutes a default.

     Evidence as to Compliance with Conditions and Covenants: The First Mortgage Bond Indenture requires the Company to furnish to the First Mortgage Bond Trustee, among other things, a certificate of officers and an opinion of counsel as evidence of compliance with conditions precedent provided for therein; a certificate of an engineer (who, in certain instances, must be an independent engineer) with respect to the fair value of property certified or released; and a certificate of an accountant (who, in certain instances, must be an independent public accountant) as to compliance with the earnings, improvement fund and replacement requirements. Various certificates and other documents are required to be filed periodically or upon the happening of certain events; however, no general periodic evidence is required by the First Mortgage Bond Indenture to be furnished as to the absence of default or as to compliance with the terms of the First Mortgage Bond Indenture in general.

                          DESCRIPTION OF THE NEW STOCK

     Set forth below is a description of the general terms of the new Stock.

     The statements herein concerning the new Stock are an outline and do not purport to be complete. Such statements make use of defined terms and are qualified in their entirety by express reference to the cited provisions of the charter of the Company, as amended (the "charter"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The general provisions which apply to the preferred stock of the Company of all classes, which are now or may hereafter be authorized or created, are set forth in the charter.

     General: The new Stock is to be established by resolutions of the Board of Directors of the Company (the "Resolutions"), a copy of which is an exhibit to the registration statement (or incorporated by reference therein) to which reference is hereby made. The Resolutions shall include a provision fixing the stated capital of the new Stock.

     In addition to the new Class A Preferred Stock, at September 30, 1998, there were outstanding 13,520,000 shares of Class A Preferred Stock with a stated capital of $25 per share, 500,000 shares of Class A

Preferred Stock with a stated capital of $100 per share and 200 shares of Class A Preferred Stock with a stated capital of $100,000 per share. Additionally, at September 30, 1998, the Company had outstanding 475,115 shares of Preferred Stock which have a par value of $100 per share. The Class A Preferred Stock ranks on a parity as to dividends and assets with the outstanding Preferred Stock and has the same rights and preferences as the outstanding Preferred Stock. On all matters submitted to a vote of the holders of the Preferred Stock and the Class A Preferred Stock (other than a change in the rights and preferences of only one, but not the other, such kind of stock), both kinds of stock vote together as a single class, and each share of Preferred Stock and Class A Preferred Stock shall have the relative voting rights described in "Voting Rights" herein.

     The new Stock will not be subject to further calls or to assessment by the Company.

     Any proposed listing of the new Stock on a securities exchange will be described in the Prospectus Supplement.

     Transfer Agent and Registrar: The new Stock will be transferable at the office of Southern Company Services, Inc., 270 Peachtree Street, N.W., Atlanta, Georgia 30303, which will also serve as the Registrar.

     Dividend Rights: The holders of the Preferred Stock and Class A Preferred Stock of each class are entitled to receive cumulative dividends, payable when and as declared by the Board of Directors, at the rates determined for the respective classes, before any dividends may be declared or paid on the Common Stock. Dividends on the Preferred Stock and Class A Preferred Stock must have been or be contemporaneously declared and set apart for payment, or paid, on the Preferred Stock and Class A Preferred Stock of all classes for all dividend periods terminating on the same or an earlier date (Charter -- A. Preferred Stock -- 2. General Provisions -- a and b).

     The Prospectus Supplement will set forth the dividend rate provisions of the new Stock, including the payment dates and the rate or rates, or the method of determining the rate or rates (which may involve periodic dividend rate settings through remarketing or auction procedures or pursuant to one or more formulae, as described in the Prospectus Supplement). Dividends payable on the new Stock will be cumulative from the date of original issue.

     Redemption Provisions: The redemption provisions applicable to the new Stock will be described in the Prospectus Supplement.

     The charter provides that the Company shall not redeem, purchase or otherwise acquire any shares of Preferred Stock or Class A Preferred Stock if, at the time of such redemption, purchase or other acquisition, dividends payable on the Preferred Stock or Class A Preferred Stock of any class shall be in default in whole or in part unless, prior to or concurrently with such redemption, purchase or other acquisition, all such defaults shall be cured or unless such action has been ordered, approved or permitted under the Public Utility Holding Company Act of 1935 by the SEC or any successor commission or regulatory authority of the United States of America (Charter -- A. Preferred Stock -- 2. General Provisions -- d).

     Voting Rights: Except as otherwise provided by law or in the charter, the right to vote is vested in the holders of the Common Stock; provided, however, that, if and so long as four quarterly dividends payable on the Preferred Stock or Class A Preferred Stock of any class shall be in default, the holders of the Preferred Stock and Class A Preferred Stock of all classes shall have the exclusive right, voting separately and as a single class, to elect the smallest number of directors which shall constitute a majority of the then authorized number of directors and, on all other matters, the right to vote together with the holders of the Common Stock. In each instance in which the holders of the Preferred Stock and the Class A Preferred Stock are entitled to vote separately and as a single class or to vote together with the holders of the Common Stock, the relative voting power of the various classes of stock shall be computed as hereinafter provided. Stockholders are entitled to cumulative voting at elections of directors (Charter -- C. Voting Powers).

     The affirmative vote of at least two-thirds of the total voting power of the outstanding shares of Preferred Stock and Class A Preferred Stock will be required for --

          (a) the authorization or creation of any kind of stock preferred as to dividends or assets over the Preferred Stock or Class A Preferred Stock or the issue (such issuance to be within twelve months after such vote) of any shares of any kind of stock preferred as to dividends or assets over the Preferred Stock or Class A Preferred Stock or any security convertible into such kind of stock or a change in any of the rights and preferences of the then outstanding Preferred Stock or Class A Preferred Stock in any manner so as to affect adversely the holders thereof; provided, however, that, if any such change would adversely affect the holders of only one, but not the other, such kind of stock, only the vote of the holders of at least two-thirds of the total voting power of the outstanding shares of the kind so affected will be required; or

          (b) the issue, sale or other disposition of any shares of Preferred Stock if the total number of shares thereof to be outstanding would exceed 300,000, or the issue, sale or other disposition of any shares of Class A Preferred Stock, or the issue, sale or other disposition of any senior or equally ranking stock, or the reissue, sale or other disposition of any shares of Preferred Stock or Class A Preferred Stock or senior or equally ranking stock which have been redeemed, purchased or otherwise acquired by the Company, unless, in any such case, (i) net income available for dividends for a period of twelve consecutive calendar months within the 15 preceding calendar months is at least equal to two times the annual dividend requirements on all outstanding shares of Preferred Stock and Class A Preferred Stock and on senior or equally ranking stock to be outstanding; (ii) gross income available for interest for a period of twelve consecutive calendar months within the 15 preceding calendar months is at least equal to one and one-half times the aggregate of annual interest requirements and annual dividend requirements on all outstanding shares of Preferred Stock and Class A Preferred Stock and on senior or equally ranking stock to be outstanding; and (iii) the aggregate of common stock capital and surplus is not less than the aggregate amount payable upon involuntary liquidation on all shares of Preferred Stock and Class A Preferred Stock and on senior or equally ranking stock to be outstanding (Charter -- A. Preferred Stock -- 2. General Provisions -- e.).

     The charter provides that relative voting power of each share of Preferred Stock and Class A Preferred Stock shall be in the same proportion to all the outstanding shares of Preferred Stock and Class A Preferred Stock as the ratio of (i) the stated capital of such share to (ii) the aggregate stated capital of all then outstanding shares of Preferred Stock and Class A Preferred Stock. Thus, a share of Class A Preferred Stock having a stated capital of $25 per share will have one-fourth the voting power of a share of Preferred Stock or Class A Preferred Stock having a stated capital of $100 per share. In voting by holders of Preferred Stock and Class A Preferred Stock together with the holders of the Common Stock, each share of Common Stock will have one vote, each share of Preferred Stock will have one vote and each share of Class A Preferred Stock having a stated capital of other than $100 per share will have that number of votes which is proportionate to such one vote as determined above in this paragraph (Charter -- C. Voting Powers).

     Liquidation Rights: Upon voluntary or involuntary liquidation, the holders of the Preferred Stock and Class A Preferred Stock of each class, without preference between classes, will be entitled to receive the amounts specified to be payable on the shares of such class (which, in the case of the new Stock, is an amount equal to the stated capital per share on involuntary liquidation, or an amount equal to the then current regular redemption price per share on voluntary liquidation, plus accrued dividends in each case) before any distribution of assets may be made to the holders of the Common Stock. Available assets, if insufficient to pay such amounts to the holders of the Preferred Stock and Class A Preferred Stock, are to be distributed pro rata to the payment, first, of the amount per share payable in the event of involuntary liquidation, second, of accrued dividends, and third, of any premium
(Charter -- A. Preferred Stock -- 2. General Provisions -- c.).

     Sinking Fund: The terms and conditions of a sinking fund or purchase fund, if any, for the benefit of the holders of the new Stock will be set forth in the Prospectus Supplement.

     Other Rights: The holders of the new Stock do not have any preemptive or conversion rights unless otherwise indicated in the Prospectus Supplement.

                        DESCRIPTION OF THE SENIOR NOTES

     Set forth below is a description of the general terms of the Senior Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Senior Note Indenture, dated as of December 1, 1997, between the Company and The Chase Manhattan Bank, as trustee

(the "Senior Note Indenture Trustee"), as to be supplemented by a supplemental indenture thereto establishing the Senior Notes of each series (the Senior Note Indenture, as so supplemented, is hereinafter referred to as the "Senior Note Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Senior Notes will include those stated in the Senior Note Indenture and those made a part of the Senior Note Indenture by reference to the 1939 Act. Certain capitalized terms used herein are defined in the Senior Note Indenture.

GENERAL

     The Senior Notes will be issued as unsecured senior debt securities under the Senior Note Indenture and will rank pari passu with all other unsecured and unsubordinated debt of the Company. The Senior Notes will be effectively subordinated to all secured debt of the Company, including its first mortgage bonds, aggregating approximately $1,920,000,000 outstanding at September 30, 1998. The Senior Note Indenture does not limit the aggregate principal amount of Senior Notes that may be issued thereunder and provides that Senior Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Senior Note Indenture.

     Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Senior Notes being offered thereby: (i) the title of such Senior Notes; (ii) any limit on the aggregate principal amount of such Senior Notes; (iii) the date or dates on which the principal of such Senior Notes is payable; (iv) the rate or rates at which such Senior Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date;
(v) the place or places where the principal of (and premium, if any) and interest, if any, on such Senior Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Senior Notes may be redeemed, in whole or in part, at the option of the Company; (vii) the obligation, if any, of the Company to redeem or purchase such Senior Notes; (viii) the denominations in which such Senior Notes shall be issuable; (ix) if other than the principal amount thereof, the portion of the principal amount of such Senior Notes which shall be payable upon declaration of acceleration of the maturity thereof; (x) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Senior Note Indenture pertaining to such Senior Notes; (xi) whether such Senior Notes shall be issued in whole or in part in the form of a Global Security; and (xii) any other terms of such Senior Notes.

     The Senior Note Indenture does not contain provisions that afford holders of Senior Notes protection in the event of a highly leveraged transaction involving the Company.

EVENTS OF DEFAULT

     The Senior Note Indenture provides that any one or more of the following described events with respect to the Senior Notes of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Senior Notes of such series:

          (a) failure for 10 days to pay interest on the Senior Notes of such series, when due on an Interest Payment Date other than at maturity or upon earlier redemption; or

          (b) failure to pay principal or premium, if any, or interest on the Senior Notes of such series when due at maturity or upon earlier redemption; or

          (c) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Senior Note of such series; or

          (d) failure to observe or perform any other covenant or warranty of the Company in the Senior Note Indenture (other than a covenant or warranty which has expressly been included therein solely for the benefit of one or more series of Senior Notes other than such series) for 90 days after written notice to the Company from the Senior Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Senior Notes of such series; or

          (e) certain events of bankruptcy, insolvency, or reorganization of the Company.

     The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Indenture Trustee with respect to the Senior Notes of such series. If a Senior Note Indenture Event of Default occurs and is continuing with respect to the Senior Notes of any series, then the Senior Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Senior Notes of such series may declare the principal amount thereof due and payable immediately by notice in writing to the Company (and to the Senior Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Senior Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Senior Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Senior Note Indenture Trustee a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and all sums paid or advanced by the Senior Note Indenture Trustee, including reasonable compensation and expenses of the Senior
Note Indenture Trustee.

     The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series may, on behalf of the holders of all the Senior Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Senior Note Indenture cannot be modified or amended thereunder without the consent of the holder of each outstanding Senior Note of such series affected thereby.

REGISTRATION AND TRANSFER

     The Company shall not be required to (i) issue, register the transfer of or exchange Senior Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Senior Notes of such series called for redemption, or (ii) register the transfer of or exchange any Senior Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

PAYMENT AND PAYING AGENT

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Senior Notes will be made only against surrender to the Paying Agent of such Senior Notes. Principal of and interest on Senior Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to the Senior Notes. Payment of interest on Senior Notes on any interest payment date will be made to the person in whose name the Senior Notes (or predecessor security) are registered at the close of business on the Record Date for such interest payment (the fifteenth calendar day before such interest payment date).

     Unless otherwise indicated in an applicable Prospectus Supplement, the Senior Indenture Trustee will act as Paying Agent with respect to the Senior Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

     All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Senior Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Senior Notes will thereafter look only to the Company for payment thereof.

MODIFICATION

     The Senior Note Indenture contains provisions permitting the Company and the Senior Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Senior Notes of each series affected thereby, to modify the Senior Note Indenture or the rights of the holders of the Senior Note of such series; provided, that no such modification may, without the consent of the holder of each outstanding Senior Note affected thereby, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Senior Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Senior Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Senior Note Indenture or certain defaults thereunder and their consequences) provided for in the Senior Note Indenture, or (iii) modify any of the provisions of the Senior Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Senior Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Note affected thereby.

     In addition, the Company and the Senior Note Indenture Trustee may execute, without the consent of any holders of Senior Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of senior notes.

CONSOLIDATION, MERGER AND SALE

     The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Senior Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest on all the Senior Notes and the performance of every covenant of the Senior Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Senior Note Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent thereto have been complied with.

INFORMATION CONCERNING THE SENIOR NOTE INDENTURE TRUSTEE

     The Senior Note Indenture Trustee, prior to an Event of Default with respect to Senior Notes of any series, undertakes to perform, with respect to Senior Notes of such series, only such duties as are specifically set forth in the Senior Note Indenture and, in case an Event of Default with respect to Senior Notes of any series has occurred and is continuing, shall exercise, with respect to Senior Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Senior Note Indenture at the request of any holder of Senior Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Senior Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Chase Manhattan Bank, the Senior Note Indenture Trustee, also serves as First Mortgage Bond Trustee, as Subordinated Note Indenture Trustee, as Property Trustee and as Guarantee Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with The Chase

Manhattan Bank. The Chase Manhattan Bank also serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

GOVERNING LAW

     The Senior Note Indenture and the Senior Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     The Company will have the right at all times to assign any of its rights or obligations under the Senior Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Senior Note Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

                  DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

     Set forth below is a description of the general terms of the Junior Subordinated Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Note Indenture, dated as of January 1, 1997, between the Company and The Chase Manhattan Bank, as trustee (the "Subordinated Note Indenture Trustee"), as to be supplemented by a supplemental indenture thereto establishing the Junior Subordinated Notes of each series (the Subordinated Note Indenture, as so supplemented, is hereinafter referred to as the "Subordinated
Note Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Junior Subordinated Notes will include those stated in the Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the 1939 Act. Certain capitalized terms used herein are defined in the Subordinated
Note Indenture.

GENERAL

     The Junior Subordinated Notes will be issued as unsecured junior subordinated debt securities under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of Junior Subordinated Notes that may be issued thereunder and provides that Junior Subordinated Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Note Indenture.

     Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Junior Subordinated Notes being offered thereby: (i) the title of such Junior Subordinated Notes; (ii) any limit on the aggregate principal amount of such Junior Subordinated Notes; (iii) the date or dates on which the principal of such Junior Subordinated Notes is payable; (iv) the rate or rates at which such Junior Subordinated Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of (and premium, if any) and interest, if any, on such Junior Subordinated Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Junior Subordinated Notes may be redeemed, in whole or in part, at the option of the Company; (vii) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Notes; (viii) the denominations in which such Junior Subordinated Notes shall be issuable; (ix) if other than the principal amount thereof, the portion of the principal amount of such Junior Subordinated Notes which shall be payable upon declaration of acceleration of the maturity thereof; (x) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Subordinated Note Indenture pertaining to such Junior Subordinated Notes; (xi) whether such Junior Subordinated Notes shall be issued in whole or in part in the form of a Global Security; (xii) the right, if any, of the Company to extend the interest payment periods of such Junior Subordinated Notes; and (xiii) any other terms of such Junior Subordinated Notes. The terms of each series of Junior Subordinated Notes issued to a Trust will correspond to those of the related Preferred Securities of such Trust as described in the Prospectus Supplement relating to such Preferred Securities.

     The Subordinated Note Indenture does not contain provisions that afford holders of Junior Subordinated Notes protection in the event of a highly leveraged transaction involving the Company.

SUBORDINATION

     The Junior Subordinated Notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of the Company. No payment of principal of (including redemption payments, if any), or premium, if any, or interest on (including Additional Interest (as defined herein)) the Junior Subordinated Notes may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Junior Subordinated Notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Junior Subordinated Notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the Junior Subordinated Notes are paid in full.

     The term "Senior Indebtedness" means, with respect to the Company, (i) any payment due in respect of indebtedness of the Company, whether outstanding at the date of execution of the Subordinated Note Indenture or thereafter incurred, created or assumed, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company that, by their terms, are senior or senior subordinated debt securities including, without limitation, all obligations under its indentures with various trustees; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Notes and (2) any unsecured indebtedness between or among the Company or its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of September 30, 1998, Senior Indebtedness of the Company aggregated approximately $3,093,000,000.

ADDITIONAL INTEREST

     "Additional Interest" is defined in the Subordinated Note Indenture as (i) such additional amounts as may be required so that the net amounts received and retained by a holder of Junior Subordinated Notes (if the holder is a Trust) after paying taxes, duties, assessments or governmental charges of whatever nature

(other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed; and (ii) any interest due and not paid on an interest payment date, together with interest thereon from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.

CERTAIN COVENANTS

     The Company covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of Junior Subordinated Notes, that, (i) if at such time the Company shall have given notice of its election to extend an interest payment period for such series of Junior Subordinated Notes and such extension shall be continuing, (ii) if at such time the Company shall be in default with respect to its payment or other obligations under the Guarantee with respect to the Trust Securities, if any, related to such series of Junior Subordinated Notes, or (iii) if at such time an Event of Default thereunder with respect to such series of Junior Subordinated Notes shall have occurred and be continuing,
(a) the Company shall not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than the Guarantees) issued by the Company which rank pari passu with or junior to the Junior Subordinated Notes. None of the foregoing, however, shall restrict (i) any of the actions described in the preceding sentence resulting from any reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, or (ii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

     The Subordinated Note Indenture further provides that, for so long as the Trust Securities of any Trust remain outstanding, the Company covenants (i) to directly or indirectly maintain 100% ownership of the Common Securities of such Trust; provided, however, that any permitted successor of the Company under the Subordinated Note Indenture may succeed to the Company's ownership of such Common Securities, and (ii) to use its reasonable efforts to cause such Trust
(a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the related Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

EVENTS OF DEFAULT

     The Subordinated Note Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Notes of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Junior Subordinated Notes of such series:

          (a) failure for 10 days to pay interest on the Junior Subordinated Notes of such series, including any Additional Interest (as defined in clause (ii) of the definition thereof in the Subordinated Note Indenture) in respect thereof, when due on an Interest Payment Date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

          (b) failure for 10 days to pay Additional Interest (as defined in clause (i) of the definition thereof in the Subordinated Note Indenture); or

          (c) failure to pay principal or premium, if any, or interest, including Additional Interest (as defined in clause (ii) of the definition thereof in the Subordinated Note Indenture), on the Junior Subordinated Notes of such series when due at maturity or upon earlier redemption; or

          (d) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Junior Subordinated Note of such series; or

          (e) failure to observe or perform any other covenant or warranty of the Company in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included therein solely for the benefit of one or more series of Junior Subordinated Notes other than such series) for 90 days after written notice to the Company from the Subordinated Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Notes of such series; or

          (f) certain events of bankruptcy, insolvency, or reorganization of the Company.

     The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the Junior Subordinated Notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the Junior Subordinated Notes of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may declare the principal amount thereof due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Junior Subordinated Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated
Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.

     A holder of Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Junior Subordinated Notes of the related series having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of such series.

     The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series may, on behalf of the holders of all the Junior Subordinated Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended thereunder without the consent of the holder of each outstanding Junior Subordinated Note of such series affected thereby.

REGISTRATION AND TRANSFER

     The Company shall not be required to (i) issue, register the transfer of or exchange Junior Subordinated Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Junior Subordinated Notes of such series called for redemption, or (ii) register the transfer of or exchange any Junior Subordinated Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Note being redeemed in part.

PAYMENT AND PAYING AGENT

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Junior Subordinated Notes will be made only against surrender to the Paying Agent of such Junior Subordinated Notes. Principal of and interest on Junior Subordinated Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or by
                                       18
check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to the Junior Subordinated Notes. Payment of interest on Junior Subordinated Notes on any interest payment date will be made to the person in whose name the Junior Subordinated Notes (or predecessor security) are registered at the close of business on the Record Date for such interest payment (the fifteenth calendar day before such interest payment date).

     Unless otherwise indicated in an applicable Prospectus Supplement, the Subordinated Note Indenture Trustee will act as Paying Agent with respect to the Junior Subordinated Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

     All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Junior Subordinated Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Junior Subordinated Notes will thereafter look only to the Company for payment thereof.

MODIFICATION

     The Subordinated Note Indenture contains provisions permitting the Company and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Notes of each series affected thereby, to modify the Subordinated
Note Indenture or the rights of the holders of the Junior Subordinated Note of such series; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Note affected thereby, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Junior Subordinated Note, or reduce the principal amount thereof or the rate of interest (including Additional Interest) thereon or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Junior Subordinated Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults thereunder and their consequences) provided for in the Subordinated
Note Indenture, or (iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Note affected thereby, or (iv) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the Junior Subordinated Notes in a manner adverse to such holder.

     In addition, the Company and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of Junior Subordinated Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of junior subordinated notes.

CONSOLIDATION, MERGER AND SALE

     The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Subordinated Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the Junior Subordinated Notes and the performance of every covenant of the Subordinated
Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Subordinated Note Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note

Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent thereto have been complied with.

INFORMATION CONCERNING THE SUBORDINATED NOTE INDENTURE TRUSTEE

     The Subordinated Note Indenture Trustee, prior to an Event of Default with respect to Junior Subordinated Notes of any series, undertakes to perform, with respect to Junior Subordinated Notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to Junior Subordinated Notes of any series has occurred and is continuing, shall exercise, with respect to Junior Subordinated Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of Junior Subordinated Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Chase Manhattan Bank, the Subordinated Note Indenture Trustee, also serves as First Mortgage Bond Trustee, as Senior Note Indenture Trustee, as Property Trustee and as Guarantee Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

GOVERNING LAW

     The Subordinated Note Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     The Company will have the right at all times to assign any of its rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Trust Agreement of each Trust will authorize the Administrative Trustees, on behalf of the Trust, to issue the Preferred Securities of such Trust. The Preferred Securities of each Trust will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferral or other special rights or such restrictions as shall be set forth in the Trust Agreement of such Trust. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such Trust; (iii) the distribution rate (or method of determining such rate) for Preferred Securities of such Trust and the date or dates on which such distributions shall be payable; (iv) whether distributions on such Preferred Securities shall be cumulative and, in the case of Preferred Securities having cumulative distribution rights, the date or dates, or method of determining the date or dates, from which distributions on such Preferred Securities shall be cumulative; (v) the amount or amounts that shall be paid out of the assets of such Trust to the holders of the Preferred Securities of such Trust upon voluntary or involuntary dissolution, winding-up or termination of such Trust; (vi) the obligation, if any, of such Trust to purchase or redeem such Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which such Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of such Preferred

Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Trust Agreement of such Trust; (viii) the rights, if any, to defer distributions on the Preferred Securities by extending the interest payment period on the related Junior Subordinated Notes; and (ix) any other relative rights, preferences, privileges, limitations or restrictions of such Preferred Securities not inconsistent with the Trust Agreement of such Trust or applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth under "Description of the Guarantees." Any material United States federal income tax considerations applicable to an offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

                         DESCRIPTION OF THE GUARANTEES

     Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by the Company for the benefit of the holders of Preferred Securities of the respective Trusts from time to time. Each Guarantee will be qualified as an indenture under the 1939 Act. The Chase Manhattan Bank will act as indenture trustee under each Guarantee (the "Guarantee Trustee") for purposes of the 1939 Act. The terms of the respective Guarantees will be those set forth therein and those made part thereof by the 1939 Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantees, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the 1939 Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of holders of the Preferred Securities to which it relates.

GENERAL

     Pursuant to each Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the related Preferred Securities, the Guarantee Payments (as defined herein), to the extent not paid by, or on behalf of, the related Trust, regardless of any defense, right of set-off or counterclaim that the Company may have or assert against any person. The following payments or distributions with respect to the Preferred Securities of any Trust to the extent not paid or made by, or on behalf of, such Trust will be subject to the Guarantee related thereto (without duplication): (i) any accrued and unpaid distributions required to be paid on the Preferred Securities of such Trust but if and only if and to the extent that such Trust has funds legally and immediately available therefor,
(ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), with respect to any Preferred Securities called for redemption by such Trust, but if and only to the extent such Trust has funds legally and immediately available therefor, and (iii) upon a dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities of such Trust or the redemption of all of the Preferred Securities of such Trust), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities of such Trust to the date of payment, to the extent such Trust has funds legally and immediately available therefor, and (b) the amount of assets of such Trust remaining available for distribution to holders of Preferred Securities of such Trust in liquidation of such Trust (the "Guarantee Payments"). The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the related Preferred Securities or by causing the related Trust to pay such amounts to such holders.

     Each Guarantee will be a guarantee of the Guarantee Payments with respect to the related Preferred Securities from the time of issuance of such Preferred Securities, but will not apply to the payment of distributions and other payments on such Preferred Securities when the related Trust does not have sufficient funds legally and immediately available to make such distributions or other payments. IF THE COMPANY DOES NOT MAKE INTEREST PAYMENTS ON THE JUNIOR SUBORDINATED NOTES HELD BY THE PROPERTY TRUSTEE UNDER ANY TRUST, SUCH TRUST WILL NOT MAKE DISTRIBUTIONS ON ITS PREFERRED SECURITIES.

SUBORDINATION

     The Company's obligations under each Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank
(i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Notes, except those obligations or liabilities made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference securities of any affiliate of the Company, and (iii) senior to all common stock of the Company. The terms of the Preferred Securities will provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee related thereto. The Company has outstanding preferred stock that ranks pari passu to the Guarantees and common stock that ranks junior to the Guarantees. See "Selected Information -- Selected Financial Information."

     Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity).

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially and adversely affect the rights of holders of the related Preferred Securities (in which case no consent will be required), each Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of such outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

TERMINATION

     Each Guarantee will terminate and be of no further force and effect as to the related Preferred Securities upon full payment of the Redemption Price of all such Preferred Securities, upon distribution of Junior Subordinated Notes to the holders of such Preferred Securities, or upon full payment of the amounts payable upon liquidation of the related Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid with respect to such Preferred Securities or under such Guarantee.

EVENTS OF DEFAULT

     An event of default under each Guarantee will occur upon the failure by the Company to perform any of its payment obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities to which any Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee. Any holder of the related Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity. The holders of a majority in liquidation amount of Preferred Securities of any series may, by vote, on behalf of the holders of all the Preferred Securities of such series, waive any past event of default and its consequences.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of any event of default with respect to any Guarantee and after the curing or waiving of all events of default with respect to such Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, in case an event of default has occurred, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of the related Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     The Chase Manhattan Bank, the Guarantee Trustee, also serves as Property Trustee, as First Mortgage Bond Trustee, as Senior Note Indenture Trustee and as Subordinated Note Indenture Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

GOVERNING LAW

     Each Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

THE AGREEMENTS AS TO EXPENSES AND LIABILITIES

     Pursuant to an Agreement as to Expenses and Liabilities to be entered into by the Company under each Trust Agreement, the Company will irrevocably and unconditionally guarantee to each person or entity to whom each Trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of such Trust, other than obligations of such Trust to pay to the holders of the related Preferred Securities or other similar interests in such Trust the amounts due such holders pursuant to the terms of such Preferred Securities or such other similar interests, as the case may be.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                THE JUNIOR SUBORDINATED NOTES AND THE GUARANTEES

     As long as payments of interest and other payments are made when due on each series of Junior Subordinated Notes issued to a Trust, such payments will be sufficient to cover distributions and payments due on the related Trust Securities of such Trust primarily because (i) the aggregate principal amount of each series of Junior Subordinated Notes will be equal to the sum of the aggregate stated liquidation amount of the related Trust Securities; (ii) the interest rate and interest and other payment dates on each series of Junior Subordinated Notes will match the distribution rate and distribution and other payment dates for the related Preferred Securities; (iii) the Company shall pay for all costs and expenses of each Trust pursuant to the Agreements as to Expenses and Liabilities; and (iv) each Trust Agreement provides that the Securities Trustees thereunder shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are legally and immediately available) and other payments due on the Preferred Securities (to the extent funds therefor are legally and immediately available) will be guaranteed by the Company as and to the extent set forth under "Description of the Guarantees." If the Company does not make interest payments on any series of Junior Subordinated Notes, it is not expected that the related Trust will have sufficient funds to pay distributions on its Preferred Securities. Each Guarantee is a guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the related Trust has sufficient funds legally and immediately available for the payment of such distributions.

     If the Company fails to make interest or other payments on any series of Junior Subordinated Notes when due (taking into account any extension period as described in the applicable Prospectus Supplement), the Trust Agreement provides a mechanism whereby the holders of the related Preferred Securities may appoint a substitute Property Trustee. Such holders may also direct the Property Trustee to enforce its rights under the Junior Subordinated Notes of such series, including proceeding directly against the Company to enforce such Junior Subordinated Notes. If the Property Trustee fails to enforce its rights under any series of Junior Subordinated Notes, to the fullest extent permitted by applicable law, any holder of related Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under such series of Junior Subordinated Notes without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, a holder of Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on Junior Subordinated Notes of the related series having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of such series.

     If the Company fails to make payments under any Guarantee, such Guarantee provides a mechanism whereby the holders of the Preferred Securities to which such Guarantee relates may direct the Guarantee Trustee to enforce its rights thereunder. In addition, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

     Each Guarantee, the Subordinated Note Indenture, the Junior Subordinated Notes of the related series, the related Trust Agreement and the related Agreement as to Expenses and Liabilities, as described above, constitute a full and unconditional guarantee by the Company of the payments due on the related series of Preferred Securities.

     Upon any voluntary or involuntary dissolution, winding-up or termination of any Trust, unless Junior Subordinated Notes of the related series are distributed in connection therewith, the holders of Preferred Securities of such Trust will be entitled to receive, out of assets legally available for distribution to holders, a liquidation distribution in cash as described in the applicable Prospectus Supplement. Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the related series of Junior Subordinated Notes, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Because the Company is guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Trust (other than the Trust's obligations to holders of the Preferred Securities) pursuant to the related Agreement as to Expenses and Liabilities, the positions of a holder of Preferred Securities and a holder of Junior Subordinated Notes of the related series relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Subordinated Note Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Junior Subordinated Notes provide that no payments may be made in respect of the Junior Subordinated Notes until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Notes of any series would constitute an Event of Default under the Subordinated Note Indenture with respect to the Junior Subordinated Notes of such series except that failure to make interest payments on the Junior Subordinated Notes of such series will not be an Event of Default during an extension period as described in the applicable Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     The Company may sell the new Bonds, new Stock, Senior Notes and the Junior Subordinated Notes and the Trusts may sell the Preferred Securities in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to each series of new Bonds, new Stock, Senior Notes, Junior Subordinated Notes or Preferred Securities will set forth the terms of the offering of such new Bonds, new Stock, Senior Notes, Junior Subordinated Notes or Preferred Securities, including the name or names of any underwriters or agents, the purchase price of such new Bonds, new Stock, Senior Notes, Junior Subordinated Notes or Preferred Securities and the proceeds to the Company or the applicable Trust from such sale, any underwriting discounts or agency fees and other items
                                       24
constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such new Bonds, new Stock, Senior Notes, Junior Subordinated Notes or Preferred Securities may be listed.

     If underwriters participate in the sale, such new Bonds, new Stock, Senior Notes, Junior Subordinated Notes or Preferred Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of new Bonds, new Stock, Senior Notes, Junior Subordinated Notes or Preferred Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of Senior Notes, Junior Subordinated Notes or Preferred Securities, if any are purchased.

     Underwriters and agents may be entitled under agreements entered into with the Company and/or the applicable Trust to indemnification against certain civil liabilities, including liabilities under the 1933 Act. Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

     Each series of new Bonds, new Stock, Senior Notes, Junior Subordinated Notes or Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom new Bonds, new Stock, Senior Notes, Junior Subordinated Notes or Preferred Securities are sold for public offering and sale may make a market in such new Bonds, new Stock, Senior Notes, Junior Subordinated Notes or Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The new Bonds, new Stock, Senior Notes, Junior Subordinated Notes or Preferred Securities may or may not be listed on a national securities exchange.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Company and the Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and the Trusts. The validity of the new Bonds, new Stock, Senior Notes, Junior Subordinated Notes, Guarantees and certain matters relating thereto will be passed upon on behalf of the Company by Balch & Bingham LLP, Birmingham, Alabama, and by Troutman Sanders LLP, Atlanta, Georgia. Certain legal matters will be passed upon for the underwriters by Dewey Ballantine LLP, New York, New York.

                                    EXPERTS

     The financial statements and schedules of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. With respect to the Company's unaudited interim financial information for the periods ended March 31, 1998 and 1997, and June 30, 1998 and 1997, included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and incorporated by reference herein, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for review of such information. However, their separate reports thereon state that they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures employed. In addition, the accountants are not subject to the liability provisions of Section 11 of the 1933 Act for their reports on the unaudited interim financial information because these reports are not "reports" or "parts" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of said Act.

     Statements as to matters of law and legal conclusions in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, relating to titles to property of the Company under "Item 2 -- Properties -- Titles to Property", and relating to the Company under "Item 1 -- Business -- Regulation", "Item 1 -- Business -- Rate Matters" and "Item 1 -- Business -- Competition", have been reviewed by Balch & Bingham LLP, general counsel for the Company, and such statements are made upon the authority of such firm as experts.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by the Company are as follows:

Securities and Exchange Commission registration fee.........  $  386,976
Fees and expenses of trustees and/or Transfer Agent and
  Registrar.................................................      85,000
Listing fees of New York Stock Exchange.....................     256,500
Printing and engraving expenses.............................     160,000
Rating Agency fees..........................................     467,000
Services of Southern Company Services, Inc..................     150,000
Fees and expenses of counsel................................     610,000
Blue sky fees and expenses..................................      31,500
Fees of accountants.........................................     242,000
Miscellaneous expenses......................................      74,024
                                                              ----------
          Total.............................................  $2,463,000*
                                                              ==========

---------------

 * Each Prospectus Supplement will reflect actual expenses of the Company based upon the amount of the related offering.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Code of Alabama, 1975, Section 10-2B-8.51 and 10-2B-8.56 gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, when acting in his or her official capacity with the corporation, or, in all other cases, not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Sections also give a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, when acting in his or her official capacity with the corporation or, in all other cases, not opposed to the best interest of the corporation. No indemnification shall be made, however, in respect of any claim, issue or matter as to which such person shall have not met the applicable standard of conduct, shall have been adjudged to be liable to the corporation or, in connection with any other action, suit or proceeding charging improper personal benefit to such person, if such person was adjudged liable on the basis that personal benefit was improperly received by him, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Also, Section 10-2B-8.52 states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

Article XIII of the By-laws of the Company provides in pertinent part as follows:

     Each person who is or was a director of the corporation, officer of the corporation or employee of the corporation holding one or more positions of management and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director of the corporation or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

     Expenses (including attorneys' fees) incurred by a director or officer of the corporation, or by an employee of the corporation holding one or more positions of management, with respect to the defense of any such claim, action, suit or proceeding may be advanced by the corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the corporation.

     The corporation may purchase and maintain insurance at the expense of the corporation on behalf of any person who is or was a director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense (including attorneys' fees) asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability or expense under this Section or otherwise.

     Without limiting the generality of the foregoing provisions of this Section, no present or future director or officer of the corporation, or his heirs, executors, or administrators, shall be liable for any act, omission, step, or conduct taken or had in good faith, which is required, authorized, or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any federal or state statute or municipal ordinance regulating the corporation, its parent or its subsidiaries by reason of their being holding or investment companies, public utility companies, public utility holding companies, or subsidiaries of public utility holding companies. In any action, suit, or proceeding based on any act, omission, step, or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer, and his heirs, executors, and administrators, shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit, or proceeding based on any act, omission, step, or conduct taken or had in good faith as in this paragraph described. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs, and attorneys' fees.

     The foregoing rights shall not be exclusive of any other rights to which any such director or officer may otherwise be entitled and shall be available whether or not the director or officer continues to be a director or officer at the time of incurring any such expenses and liabilities.

     The Company has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER
-------
 1.1       --  Form of Underwriting Agreement relating to the new Bonds.*
 1.2       --  Form of Underwriting Agreement relating to the new Stock.*
 1.3       --  Form of Underwriting Agreement relating to Senior Notes.*
 1.4       --  Form of Underwriting Agreement relating to Junior
               Subordinated Notes.*
 1.5       --  Form of Underwriting Agreement relating to Preferred
               Securities.*
 4.1       --  First Mortgage Bond Indenture dated as of January 1, 1942, between Alabama Power Company and the Chase Manhattan Bank, as Trustee, and indentures supplemental thereto through that dated as of December 1, 1994. (Designated in Registration
               Nos. 2-59843 as Exhibit 2(a)-2, 2-60484 as Exhibits 2(a)-3
               and 2(a)-4, 2-60716 as Exhibit 2(c), 2-67574 as Exhibit
               2(c), 2-68687 as Exhibit 2(c), 2-69599 as Exhibit 4(a)-2,
               2-71364 as Exhibit 4(a)-2, 2-73727 as Exhibit 4(a)-2,
               33-5079 as Exhibit 4(a)-2, 33-17083 as Exhibit 4(a)-2,
               33-22090 as Exhibit 4(a)-2, in Form 10-K for the year ended
               December 31, 1990, File No. 1-3164, as Exhibit 4(c), in
               Registration Nos. 33-43917 as Exhibit 4(a)-2, 33-45492 as
               Exhibit 4(a)-2, 33-48885 as Exhibit 4(a)-2, 33-48917 as
               Exhibit 4(a)-2, in Form 8-K dated January 20, 1993, File No.
               1-3164, as Exhibit 4(a)-3, in Form 8-K dated February 17,
               1993, File No. 1-3164, as Exhibit 4(a)-3, in Form 8-K dated
               March 10, 1993, File No. 1-3164, as Exhibit 4(a)-3, in
               Certificate of Notification, File No. 70-8069, as Exhibits A
               and B, in Form 8-K dated June 24, 1993, File No. 1-3164, as
               Exhibit 4, in Certificate of Notification, File No. 70-8069,
               as Exhibit A, in Form 8-K dated November 16, 1993, File No.
               1-3164, as Exhibit 4(b), in Certificate of Notification,
               File No. 70-8069, as Exhibits A and B, in Certificate of
               Notification, File No. 70-8069, as Exhibit A, in Certificate
               of Notification, File No. 70-8069, as Exhibit A and in Form
               8-K dated November 30, 1994, File No. 1-3164, as Exhibit 4.)
 4.2       --  Form of Supplemental Indenture to First Mortgage Bond
               Indenture to be used in connection with the issuance of new
               Bonds.*
 4.3       --  Charter of Alabama Power Company and amendments thereto through August 14, 1998. (Designated in Registration Nos.
               2-59634 as Exhibit 2(b), 2-60209 as Exhibit 2(c), 2-60484 as
               Exhibit 2(b), 2-70838 as Exhibit 4(a)-2, 2-85987 as Exhibit
               4(a)-2, 33-25539 as Exhibit 4(a)-2, 33-43917 as Exhibit
               4(a)-2, in Form 8-K dated February 5, 1992, File No. 1-3164, as Exhibit 4(b)-3, in Form 8-K dated July 8, 1992, File No.
               1-3164, as Exhibit 4(b)-3, in Form 8-K dated October 27,
               1993, File No. 1-3164, as Exhibits 4(a) and 4(b), in Form
               8-K dated November 16, 1993, File No. 1-3164, as Exhibit
               4(a), in Certificate of Notification, File No. 70-8191, as
               Exhibit A, in Form 10-K for the year ended December 31,
               1997, File No. 1-3164, as Exhibit 3(b)2 and in Form 8-K
               dated August 10, 1998, File No. 1-3164, as Exhibit 4.4 .)
 4.4       --  Form of proposed Certificate of Resolutions of Board of
               Directors of Alabama Power Company establishing the new
               Stock.*
 4.5       --  By-laws of Alabama Power Company as amended effective July
               23, 1993, and presently in effect. (Designated in Form U-1,
               File No. 70-8191, as Exhibit A-2.)

EXHIBIT
NUMBER
-------
 4.6       --  Senior Note Indenture dated as of December 1, 1997 between
               Alabama Power Company and The Chase Manhattan Bank, as
               Trustee, and indentures supplemental thereto through that
               dated November 17, 1998. (Designated in Form 8-K dated
               December 4, 1997, File No. 1-3164, as Exhibits 4.1 and 4.2,
               in Form 8-K dated February 20, 1998, File No. 1-3164, as
               Exhibit 4.2, in Form 8-K dated April 17, 1998, File No.
               1-3164, as Exhibit 4.2. in Form 8-K dated August 11, 1998,
               File No. 1-3164, as Exhibit 4.2, in Form 8-K dated September
               8, 1998, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated
               September 16, 1998, File No. 1-3164, as Exhibit 4.2, in Form
               8-K dated October 7, 1998, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated October 28, 1998, File No. 1-3164, as
               Exhibit 4.2. and in Form 8-K dated November 12, 1998, File
               No. 1-3164, as Exhibit 4.2.)
 4.7       --  Form of Supplemental Indenture to Senior Note Indenture to
               be used in connection with the issuance of Senior Notes.*
 4.8       --  Subordinated Note Indenture dated as of January 1, 1997 between Alabama Power Company and The Chase Manhattan Bank, as Trustee and indenture supplemental thereto dated as of
               January 1, 1997. (Designated in the Company's Current Report
               on Form 8-K dated January 9, 1997 as Exhibits 4.1 and 4.2.)
 4.9       --  Form of Supplemental Indenture to Subordinated Note
               Indenture to be used in connection with the issuance of
               Junior Subordinated Notes.*
 4.10-A    --  Certificate of Trust of Alabama Power Capital Trust III.
               (Designated in Registration No. 333-17333 as Exhibit 4.3-B).
 4.10-B    --  Certificate of Trust of Alabama Power Capital Trust IV.
               (Designated in Registration No. 333-17333 as Exhibit 4.3-C.)
 4.10-C    --  Certificate of Trust of Alabama Power Capital Trust
               V.(Designated in Registration No. 333-40629 as Exhibit
               4.5-C.)
 4.11-A    --  Trust Agreement of Alabama Power Capital Trust III.
               (Designated in Registration No. 333-17333 as Exhibit 4.4-B.)
 4.11-B    --  Trust Agreement of Alabama Power Capital Trust IV.
               (Designated in Registration No. 333-17333 as Exhibit 4.4-C.)
 4.11-C    --  Trust Agreement of Alabama Power Capital Trust V.(Designated
               in Registration No. 333-40629 as Exhibit 4.6-C.)
 4.12-A    --  Form of Amended and Restated Trust Agreement of Alabama
               Power Capital Trust III. (Designated in Registration No.
               333-17333 as Exhibit 4.5-B.)
 4.12-B    --  Form of Amended and Restated Trust Agreement of Alabama
               Power Capital Trust IV. (Designated in Registration No.
               333-17333 as Exhibit 4.5-C.)
 4.12-C    --  Form of Amended and Restated Trust Agreement of Alabama
               Power Capital Trust V.(Designated in Registration No.
               333-40629 as Exhibit 4.7-C.)
 4.13-A    --  Form of Preferred Security of Alabama Power Capital Trust
               III (included in Exhibit 4.7-A above).
 4.13-B    --  Form of Preferred Security of Alabama Power Capital Trust IV
               (included in Exhibit 4.7-B above).
 4.13-C    --  Form of Preferred Security of Alabama Power Capital Trust V
               (included in Exhibit 4.7-C above).
 4.14      --  Form of Senior Note (included in Exhibit 4.7 above).
 4.15      --  Form of Junior Subordinated Note (included in Exhibit 4.9 above).
 4.16-A    --  Form of Guarantee relating to Alabama Power Capital Trust
               III. (Designated in Registration No. 333-17333 as Exhibit
               4.8-B.)
 4.16-B    --  Form of Guarantee relating to Alabama Power Capital Trust
               IV. (Designated in Registration No. 333-17333 as Exhibit
               4.8-C.)
 4.16-C    --  Form of Guarantee relating to Alabama Power Capital Trust
               V.(Designated in Registration No. 333-40629 as Exhibit
               4.11-C.)
 4.17-A    --  Form of Agreement as to Expenses and Liabilities relating to
               Alabama Power Capital Trust III (included in Exhibit 4.7-A above).

EXHIBIT
NUMBER
-------
 4.17-B    --  Form of Agreement as to Expenses and Liabilities relating to
               Alabama Power Capital Trust IV (included in Exhibit 4.7-B
               above).
 4.17-C    --  Form of Agreement as to Expenses and Liabilities relating to
               Alabama Power Capital Trust V (included in Exhibit 4.7-C
               above).
 5.1       --  Opinion of Balch & Bingham LLP.
 5.2-A     --  Opinion of Richards, Layton & Finger, P.A. relating to
               Alabama Power Capital Trust III.
 5.2-B     --  Opinion of Richards, Layton & Finger, P.A. relating to
               Alabama Power Capital Trust IV.
 5.2-C     --  Opinion of Richards, Layton & Finger, P.A. relating to
               Alabama Power Capital Trust V.
12.1       --  Computation of ratio of earnings to fixed charges.
12.2       --  Computation of ratio of earnings to fixed charges plus preferred dividend requirements (pre-income tax basis).
15.1       --  Letter re unaudited interim financial information.
23.1       --  Consent of Arthur Andersen LLP.
23.2       --  Consent of Balch & Bingham LLP (included in Exhibit 5.1 above).
23.3       --  Consent of Richards, Layton & Finger, P.A. (included in
               Exhibits 5.2-A, 5.2-B and 5.2-C above).
24.1       --  Powers of Attorney and Resolution.
25.1       --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as First Mortgage
               Bond Indenture Trustee.
25.2       --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Senior Note
               Indenture Trustee. (Designated in Registration No. 333-40629
               as Exhibit 25.1.)
25.3       --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Subordinated
               Note Indenture Trustee. (Designated in Registration No.
               333-17333 as Exhibit 25.1.)
25.4       --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property
               Trustee, relating to Alabama Power Capital Trust III.
               (Designated in Registration No. 333-17333 as Exhibit 25.4.)
25.5       --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee
               Trustee, relating to Alabama Power Capital Trust III.
               (Designated in Registration No. 333-17333 as Exhibit 25.5.)
25.6       --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property
               Trustee, relating to Alabama Power Capital Trust IV.
               (Designated in Registration No. 333-17333 as Exhibit 25.6.)
25.7       --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee
               Trustee, relating to Alabama Power Capital Trust IV.
               (Designated in Registration No. 333-17333 as Exhibit 25.7.)
25.8       --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property
               Trustee, relating to Alabama Power Capital Trust V.
               (Designated in Registration No. 333-40629 as Exhibit 25.7.)
25.9       --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee
               Trustee, relating to Alabama Power Capital Trust V.
               (Designated in Registration No. 333-40629 as Exhibit 25.8.)

     Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.
---------------

 * To be subsequently filed or incorporated by reference.

ITEM 17.  UNDERTAKINGS.

     (a) Undertaking related to Rule 415 offering:

          The undersigned registrants hereby undertake:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

          The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Undertaking related to acceleration of effectiveness:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, ALABAMA POWER COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BIRMINGHAM, STATE OF ALABAMA, ON THE 17TH DAY OF NOVEMBER, 1998.

                                          ALABAMA POWER COMPANY

                                          By: ELMER B. HARRIS,
                                              President and Chief Executive
                                              Officer

                                          By: WAYNE BOSTON,
                                              Attorney-in-fact

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, ALABAMA POWER CAPITAL TRUST III CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BIRMINGHAM, STATE OF ALABAMA, ON THE 17TH DAY OF NOVEMBER, 1998.

                                          ALABAMA POWER CAPITAL TRUST III

                                          By: ALABAMA POWER COMPANY,
                                              Depositor

                                          By: WAYNE BOSTON,
                                              Assistant Secretary

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, ALABAMA POWER CAPITAL TRUST IV CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BIRMINGHAM, STATE OF ALABAMA, ON THE 17TH DAY OF NOVEMBER, 1998.

                                          ALABAMA POWER CAPITAL TRUST IV

                                          By: ALABAMA POWER COMPANY,
                                              Depositor

                                          By: WAYNE BOSTON,
                                              Assistant Secretary

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, ALABAMA POWER CAPITAL TRUST V CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BIRMINGHAM, STATE OF ALABAMA, ON THE 17TH DAY OF NOVEMBER, 1998.

                                          ALABAMA POWER CAPITAL TRUST V

                                          By: ALABAMA POWER COMPANY,
                                              Depositor

                                          By: WAYNE BOSTON,
                                              Assistant Secretary

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING DIRECTORS AND OFFICERS OF ALABAMA POWER COMPANY IN THE CAPACITIES AND ON THE DATE INDICATED.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                   ELMER B. HARRIS                     President, Chief Executive
                                                         Officer and Director
                                                         (Principal Executive
                                                         Officer)

              WILLIAM B. HUTCHINS, III                 Executive Vice President,
                                                         Chief Financial Officer
                                                         and Treasurer (Principal
                                                         Financial Officer)

                   ART P. BEATTIE                      Vice President, Comptroller
                                                         and Secretary (Principal
                                                         Accounting Officer)
                   WHIT ARMSTRONG
                   DAVID J. COOPER
                   A. W. DAHLBERG
               PETER V. GREGERSON, SR.
                 CARL E. JONES, JR.
                  PATRICIA M. KING
                   JAMES K. LOWDER
               WALLACE D. MALONE, JR.
                 THOMAS C. MEREDITH
                   WILLIAM V. MUSE
                   JOHN T. PORTER                      Directors
                  ROBERT D. POWERS
                   C. DOWD RITTER
               WILLIAM J. RUSHTON, III
                  JAMES H. SANFORD
                  JOHN COX WEBB, IV

                   By WAYNE BOSTON                                                   November 17, 1998
          (WAYNE BOSTON, ATTORNEY-IN-FACT)

                                  Exhibit Index


EXHIBIT
NUMBER
-------
 1.1       --  Form of Underwriting Agreement relating to the new Bonds.*
 1.2       --  Form of Underwriting Agreement relating to the new Stock.*
 1.3       --  Form of Underwriting Agreement relating to Senior Notes.*
 1.4       --  Form of Underwriting Agreement relating to Junior
               Subordinated Notes.*
 1.5       --  Form of Underwriting Agreement relating to Preferred
               Securities.*
 4.1       --  First Mortgage Bond Indenture dated as of January 1, 1942, between Alabama Power Company and the Chase Manhattan Bank, as Trustee, and indentures supplemental thereto through that dated as of December 1, 1994. (Designated in Registration Nos. 2-59843 as Exhibit 2(a)-2, 2-60484 as Exhibits 2(a)-3
               and 2(a)-4, 2-60716 as Exhibit 2(c), 2-67574 as Exhibit
               2(c), 2-68687 as Exhibit 2(c), 2-69599 as Exhibit 4(a)-2,
               2-71364 as Exhibit 4(a)-2, 2-73727 as Exhibit 4(a)-2,
               33-5079 as Exhibit 4(a)-2, 33-17083 as Exhibit 4(a)-2,
               33-22090 as Exhibit 4(a)-2, in Form 10-K for the year ended December 31, 1990, File No. 1-3164, as Exhibit 4(c), in Registration Nos. 33-43917 as Exhibit 4(a)-2, 33-45492 as
               Exhibit 4(a)-2, 33-48885 as Exhibit 4(a)-2, 33-48917 as
               Exhibit 4(a)-2, in Form 8-K dated January 20, 1993, File No. 1-3164, as Exhibit 4(a)-3, in Form 8-K dated February 17, 1993, File No. 1-3164, as Exhibit 4(a)-3, in Form 8-K dated March 10, 1993, File No. 1-3164, as Exhibit 4(a)-3, in Certificate of Notification, File No. 70-8069, as Exhibits A and B, in Form 8-K dated June 24, 1993, File No. 1-3164, as
               Exhibit 4, in Certificate of Notification, File No. 70-8069, as Exhibit A, in Form 8-K dated November 16, 1993, File No. 1-3164, as Exhibit 4(b), in Certificate of Notification, File No. 70-8069, as Exhibits A and B, in Certificate of Notification, File No. 70-8069, as Exhibit A, in Certificate of Notification, File No. 70-8069, as Exhibit A and in Form 8-K dated November 30, 1994, File No. 1-3164, as Exhibit 4.)
 4.2       --  Form of Supplemental Indenture to First Mortgage Bond
               Indenture to be used in connection with the issuance of new
               Bonds.*
 4.3       --  Charter of Alabama Power Company and amendments thereto through August 14, 1998. (Designated in Registration Nos. 2-59634 as Exhibit 2(b), 2-60209 as Exhibit 2(c), 2-60484 as
               Exhibit 2(b), 2-70838 as Exhibit 4(a)-2, 2-85987 as Exhibit 4(a)-2, 33-25539 as Exhibit 4(a)-2, 33-43917 as Exhibit
               4(a)-2, in Form 8-K dated February 5, 1992, File No. 1-3164, as Exhibit 4(b)-3, in Form 8-K dated July 8, 1992, File No. 1-3164, as Exhibit 4(b)-3, in Form 8-K dated October 27, 1993, File No. 1-3164, as Exhibits 4(a) and 4(b), in Form 8-K dated November 16, 1993, File No. 1-3164, as Exhibit 4(a), in Certificate of Notification, File No. 70-8191, as Exhibit A, in Form 10-K for the year ended December 31, 1997, File No. 1-3164, as Exhibit 3(b)2 and in Form 8-K dated August 10, 1998, File No. 1-3164, as Exhibit 4.4 .)
 4.4       --  Form of proposed Certificate of Resolutions of Board of
               Directors of Alabama Power Company establishing the new
               Stock.*
 4.5       --  By-laws of Alabama Power Company as amended effective July
               23, 1993, and presently in effect. (Designated in Form U-1, File No. 70-8191, as Exhibit A-2.)

EXHIBIT
NUMBER
-------
 4.6       --  Senior Note Indenture dated as of December 1, 1997 between
               Alabama Power Company and The Chase Manhattan Bank, as
               Trustee, and indentures supplemental thereto through that
               dated November 17, 1998. (Designated in Form 8-K dated
               December 4, 1997, File No. 1-3164, as Exhibits 4.1 and 4.2,
               in Form 8-K dated February 20, 1998, File No. 1-3164, as
               Exhibit 4.2, in Form 8-K dated April 17, 1998, File No.
               1-3164, as Exhibit 4.2. in Form 8-K dated August 11, 1998,
               File No. 1-3164, as Exhibit 4.2, in Form 8-K dated September
               8, 1998, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated
               September 16, 1998, File No. 1-3164, as Exhibit 4.2, in Form
               8-K dated October 7, 1998, File No. 1-3164, as Exhibit 4.2, in Form 8-K dated October 28, 1998, File No. 1-3164, as
               Exhibit 4.2. and in Form 8-K dated November 12, 1998, File
               No. 1-3164, as Exhibit 4.2.)
 4.7       --  Form of Supplemental Indenture to Senior Note Indenture to
               be used in connection with the issuance of Senior Notes.*
 4.8       --  Subordinated Note Indenture dated as of January 1, 1997 between Alabama Power Company and The Chase Manhattan Bank, as Trustee and indenture supplemental thereto dated as of
               January 1, 1997. (Designated in the Company's Current Report
               on Form 8-K dated January 9, 1997 as Exhibits 4.1 and 4.2.)
 4.9       --  Form of Supplemental Indenture to Subordinated Note
               Indenture to be used in connection with the issuance of
               Junior Subordinated Notes.*
 4.10-A    --  Certificate of Trust of Alabama Power Capital Trust III.
               (Designated in Registration No. 333-17333 as Exhibit 4.3-B).
 4.10-B    --  Certificate of Trust of Alabama Power Capital Trust IV.
               (Designated in Registration No. 333-17333 as Exhibit 4.3-C.)
 4.10-C    --  Certificate of Trust of Alabama Power Capital Trust
               V.(Designated in Registration No. 333-40629 as Exhibit
               4.5-C.)
 4.11-A    --  Trust Agreement of Alabama Power Capital Trust III.
               (Designated in Registration No. 333-17333 as Exhibit 4.4-B.)
 4.11-B    --  Trust Agreement of Alabama Power Capital Trust IV.
               (Designated in Registration No. 333-17333 as Exhibit 4.4-C.)
 4.11-C    --  Trust Agreement of Alabama Power Capital Trust V.(Designated
               in Registration No. 333-40629 as Exhibit 4.6-C.)
 4.12-A    --  Form of Amended and Restated Trust Agreement of Alabama
               Power Capital Trust III. (Designated in Registration No.
               333-17333 as Exhibit 4.5-B.)
 4.12-B    --  Form of Amended and Restated Trust Agreement of Alabama
               Power Capital Trust IV. (Designated in Registration No.
               333-17333 as Exhibit 4.5-C.)
 4.12-C    --  Form of Amended and Restated Trust Agreement of Alabama
               Power Capital Trust V.(Designated in Registration No.
               333-40629 as Exhibit 4.7-C.)
 4.13-A    --  Form of Preferred Security of Alabama Power Capital Trust
               III (included in Exhibit 4.7-A above).
 4.13-B    --  Form of Preferred Security of Alabama Power Capital Trust IV
               (included in Exhibit 4.7-B above).
 4.13-C    --  Form of Preferred Security of Alabama Power Capital Trust V
               (included in Exhibit 4.7-C above).
 4.14      --  Form of Senior Note (included in Exhibit 4.7 above).
 4.15      --  Form of Junior Subordinated Note (included in Exhibit 4.9 above).
 4.16-A    --  Form of Guarantee relating to Alabama Power Capital Trust
               III. (Designated in Registration No. 333-17333 as Exhibit
               4.8-B.)
 4.16-B    --  Form of Guarantee relating to Alabama Power Capital Trust
               IV. (Designated in Registration No. 333-17333 as Exhibit
               4.8-C.)
 4.16-C    --  Form of Guarantee relating to Alabama Power Capital Trust
               V.(Designated in Registration No. 333-40629 as Exhibit
               4.11-C.)
 4.17-A    --  Form of Agreement as to Expenses and Liabilities relating to
               Alabama Power Capital Trust III (included in Exhibit 4.7-A above).

EXHIBIT
NUMBER
-------
 4.17-B    --  Form of Agreement as to Expenses and Liabilities relating to
               Alabama Power Capital Trust IV (included in Exhibit 4.7-B
               above).
 4.17-C    --  Form of Agreement as to Expenses and Liabilities relating to
               Alabama Power Capital Trust V (included in Exhibit 4.7-C
               above).
 5.1       --  Opinion of Balch & Bingham LLP.
 5.2-A     --  Opinion of Richards, Layton & Finger, P.A. relating to
               Alabama Power Capital Trust III.
 5.2-B     --  Opinion of Richards, Layton & Finger, P.A. relating to
               Alabama Power Capital Trust IV.
 5.2-C     --  Opinion of Richards, Layton & Finger, P.A. relating to
               Alabama Power Capital Trust V.
12.1       --  Computation of ratio of earnings to fixed charges.
12.2       --  Computation of ratio of earnings to fixed charges plus preferred dividend requirements (pre-income tax basis).
15.1       --  Letter re unaudited interim financial information.
23.1       --  Consent of Arthur Andersen LLP.
23.2       --  Consent of Balch & Bingham LLP (included in Exhibit 5.1 above).
23.3       --  Consent of Richards, Layton & Finger, P.A. (included in
               Exhibits 5.2-A, 5.2-B and 5.2-C above).
24.1       --  Powers of Attorney and Resolution.
25.1       --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as First Mortgage
               Bond Indenture Trustee.
25.2       --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Senior Note
               Indenture Trustee. (Designated in Registration No. 333-40629 as Exhibit 25.1.)
25.3       --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Subordinated
               Note Indenture Trustee. (Designated in Registration No.
               333-17333 as Exhibit 25.1.)
25.4       --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property
               Trustee, relating to Alabama Power Capital Trust III.
               (Designated in Registration No. 333-17333 as Exhibit 25.4.)
25.5       --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee
               Trustee, relating to Alabama Power Capital Trust III.
               (Designated in Registration No. 333-17333 as Exhibit 25.5.)
25.6       --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property
               Trustee, relating to Alabama Power Capital Trust IV.
               (Designated in Registration No. 333-17333 as Exhibit 25.6.)
25.7       --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee
               Trustee, relating to Alabama Power Capital Trust IV.
               (Designated in Registration No. 333-17333 as Exhibit 25.7.)
25.8       --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property
               Trustee, relating to Alabama Power Capital Trust V.
               (Designated in Registration No. 333-40629 as Exhibit 25.7.)
25.9       --  Statement of Eligibility under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee
               Trustee, relating to Alabama Power Capital Trust V.
               (Designated in Registration No. 333-40629 as Exhibit 25.8.)


     Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.
---------------

 * To be subsequently filed or incorporated by reference.